                                 EXHIBIT A.(XII)

            ARTICLES SUPPLEMENTARY OF THE HARTFORD MUTUAL FUNDS, INC.

     The Hartford Mutual Funds, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation currently has the authority to issue twenty three billion two hundred million (23,200,000,000) shares of $0.001 par value common stock, having an aggregate par value of twenty three million two hundred thousand dollars ($23,200,000), as listed below:

                     Series                       Class A Shares   Class B Shares   Class C Shares   Class Y Shares
                     ------                       --------------   --------------   --------------   --------------
The Hartford Advisers Fund                           375,000,000     175,000,000      110,000,000      100,000,000
The Hartford Capital Appreciation Fund               285,000,000     175,000,000      110,000,000       50,000,000
The Hartford Capital Appreciation II Fund            200,000,000     200,000,000      200,000,000      200,000,000
The Hartford Capital Preservation Fund               285,000,000      75,000,000      200,000,000      100,000,000
The Hartford Disciplined Equity Fund                 125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Dividend and Growth Fund                325,000,000      75,000,000       50,000,000       50,000,000
The Hartford Equity Income Fund                      125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Floating Rate Fund                      200,000,000     200,000,000      200,000,000      200,000,000
The Hartford Focus Fund                              125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Focus Growth Fund                       125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Global Communications Fund              125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Global Financial Services Fund          125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Global Health Fund                      125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Global Leaders Fund                     125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Global Technology Fund                  125,000,000      75,000,000       50,000,000       50,000,000
The Hartford High Yield Fund                         125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Income Fund                             125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Inflation Plus Fund                     155,000,000     105,000,000       90,000,000       50,000,000
The Hartford International Capital Appreciation
   Fund                                              125,000,000      75,000,000       50,000,000       50,000,000
The Hartford International Opportunities Fund        125,000,000      75,000,000       50,000,000       50,000,000
The Hartford International Small Company Fund        125,000,000      75,000,000       50,000,000       50,000,000
The Hartford MidCap Fund                             225,000,000      75,000,000      110,000,000       50,000,000
The Hartford MidCap Value Fund                       125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Money Market Fund                     1,200,000,000     500,000,000      500,000,000      500,000,000
The Hartford Principal Protection Fund               125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Retirement Income Fund                  200,000,000     200,000,000      200,000,000      200,000,000
The Hartford Select MidCap Growth Fund               200,000,000     200,000,000      200,000,000      200,000,000
The Hartford Select MidCap Value Fund                200,000,000     200,000,000      200,000,000      200,000,000
The Hartford Select SmallCap Growth Fund             200,000,000     200,000,000      200,000,000      200,000,000

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
The Hartford Short Duration Fund                     125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Small Company Fund                      125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Stock Fund                              125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Tax-Free California Fund                125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Tax-Free New York Fund                  125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Target Retirement 2010 Fund             200,000,000     200,000,000      200,000,000      200,000,000
The Hartford Target Retirement 2020 Fund             200,000,000     200,000,000      200,000,000      200,000,000
The Hartford Target Retirement 2030 Fund             200,000,000     200,000,000      200,000,000      200,000,000
The Hartford Total Return Bond Fund                  125,000,000      75,000,000       50,000,000       50,000,000
The Hartford Value Fund                              125,000,000      75,000,000       50,000,000       50,000,000

                                           Class A       Class B      Class C      Class Y      Class D
                Series                      Shares       Shares       Shares       Shares        Shares
                ------                   -----------   ----------   ----------   ----------   -----------
The Hartford Aggressive Growth
   Allocation Fund                       100,000,000   50,000,000   50,000,000   50,000,000    50,000,000
The Hartford Growth Allocation Fund      100,000,000   50,000,000   50,000,000   50,000,000    50,000,000
The Hartford Balanced Allocation Fund    100,000,000   50,000,000   50,000,000   50,000,000    50,000,000
The Hartford Conservative Allocation
   Fund                                  100,000,000   50,000,000   50,000,000   50,000,000    50,000,000
The Hartford Income Allocation Fund      100,000,000   50,000,000   50,000,000   50,000,000    50,000,000
The Hartford DCA Money Fund Series I                                                          300,000,000
The Hartford DCA Money Fund Series II                                                         300,000,000
The Hartford DCA Money Fund Series III                                                        300,000,000
The Hartford DCA Money Fund Series IV                                                         300,000,000
The Hartford DCA Money Fund Series V                                                          300,000,000

SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article IV of the Corporation's charter and in accordance with Sections 2-208 and 2-208.1 of the Maryland General Corporation Law, the Board has duly authorized an increase in the Corporation's authorized shares of $0.001 par value common stock to twenty four billion eight hundred million (24,800,000,000) shares, with an aggregate par value of twenty four million eight hundred thousand dollars ($24,800,000), as classified below:

                                                          Class A        Class B       Class C       Class Y
                Series                                     Shares         Shares        Shares        Shares
                ------                                 -------------   -----------   -----------   -----------
The Hartford Advisers Fund                               375,000,000   175,000,000   110,000,000   100,000,000
The Hartford Capital Appreciation Fund                   285,000,000   175,000,000   110,000,000    50,000,000
The Hartford Capital Appreciation II Fund                200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Capital Preservation Fund                   285,000,000    75,000,000   200,000,000   100,000,000
The Hartford Disciplined Equity Fund                     125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Dividend and Growth Fund                    325,000,000    75,000,000    50,000,000    50,000,000


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
The Hartford Equity Income Fund                          125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Floating Rate Fund                          200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Focus Fund                                  125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Focus Growth Fund                           125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Global Communications Fund                  125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Global Financial Services Fund              125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Global Health Fund                          125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Global Leaders Fund                         125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Global Technology Fund                      125,000,000    75,000,000    50,000,000    50,000,000
The Hartford High Yield Fund                             125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Income Fund                                 125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Inflation Plus Fund                         155,000,000   105,000,000    90,000,000    50,000,000
The Hartford International Capital Appreciation Fund     125,000,000    75,000,000    50,000,000    50,000,000
The Hartford International Opportunities Fund            125,000,000    75,000,000    50,000,000    50,000,000
The Hartford International Small Company Fund            125,000,000    75,000,000    50,000,000    50,000,000
The Hartford MidCap Fund                                 225,000,000    75,000,000   110,000,000    50,000,000
The Hartford MidCap Growth Fund                          200,000,000   200,000,000   200,000,000   200,000,000
The Hartford MidCap Value Fund                           125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Money Market Fund                         1,200,000,000   500,000,000   500,000,000   500,000,000
The Hartford Principal Protection Fund                   125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Retirement Income Fund                      200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Select MidCap Growth Fund                   200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Select MidCap Value Fund                    200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Select SmallCap Growth Fund                 200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Select SmallCap Value Fund                  200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Short Duration Fund                         125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Small Company Fund                          125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Stock Fund                                  125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Tax-Free California Fund                    125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Tax-Free New York Fund                      125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Target Retirement 2010 Fund                 200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Target Retirement 2020 Fund                 200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Target Retirement 2030 Fund                 200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Total Return Bond Fund                      125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Value Fund                                  125,000,000    75,000,000    50,000,000    50,000,000


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
                                                   Class A       Class B      Class C      Class Y      Class D
                    Series                          Shares       Shares       Shares       Shares        Shares
                    ------                       -----------   ----------   ----------   ----------   -----------
The Hartford Aggressive Growth Allocation Fund   100,000,000   50,000,000   50,000,000   50,000,000    50,000,000
The Hartford Growth Allocation Fund              100,000,000   50,000,000   50,000,000   50,000,000    50,000,000
The Hartford Balanced Allocation Fund            100,000,000   50,000,000   50,000,000   50,000,000    50,000,000
The Hartford Conservative Allocation Fund        100,000,000   50,000,000   50,000,000   50,000,000    50,000,000
The Hartford Income Allocation Fund              100,000,000   50,000,000   50,000,000   50,000,000    50,000,000
The Hartford DCA Money Fund Series I                                                                  300,000,000
The Hartford DCA Money Fund Series II                                                                 300,000,000
The Hartford DCA Money Fund Series III                                                                300,000,000
The Hartford DCA Money Fund Series IV                                                                 300,000,000
The Hartford DCA Money Fund Series V                                                                  300,000,000

THIRD: Shares of the Corporation's Class A, B, C, D and Y common stock shall have all the rights, preferences and privileges as set forth in the Corporation's charter and as set forth in the Corporation's current prospectuses, statements of additional information and multiple class plan.

FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

FIFTH: At a meeting on February 1, 2006 and in accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board authorized the increase in the total number of shares of capital stock that the Corporation has authority to issue, in order to allocate additional shares to two new series of the Corporation, THE HARTFORD SELECT SMALLCAP VALUE FUND and THE HARTFORD MIDCAP GROWTH FUND.


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IN WITNESS WHEREOF, The Hartford Mutual Funds, Inc. has caused these Articles
Supplementary to be duly executed by Edward P. Macdonald, its Vice President, and attested to by Michael G. Phillips, its Assistant Secretary, this 11th day of April 2006.

                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        By: /s/ Edward P. Macdonald
                                            ------------------------------------
                                            Edward P. Macdonald
                                            Vice President


Attest:


/s/ Michael G. Phillips
-------------------------------------
Michael G. Phillips
Assistant Secretary

I, Edward P. Macdonald, Vice President of The Hartford Mutual Funds, Inc., hereby acknowledge, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and I further certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.


                                        /s/ Edward P. Macdonald
                                        ----------------------------------------
                                        Edward P. Macdonald


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